FOA & SON Corporation

[illegible]

[illegible]

Apr 14, 2005

[illegible]
Infinity Capital Group, Inc
80 Broad Street
5th Floor
New York, NY 10004

Dear Policyholder:

We are pleased to inform you that the following coverage has been issued [illegible]

Coverage:	Premium:
Crime	[illegible]
[illegible] Premium	[illegible]

Enclosed please find Insurance Binder confirming coverage bound effective [illegible]

Please note the following:

- [illegible] of the premium is required [illegible] finance agreement, leaving the remaining balance [illegible] to the existing Directors and Officers finance contract.
- New monthly payment [illegible] and Fidelity coverage will be $5,914.15 [illegible] under a separate cover.
- Total payments [illegible] with no outstanding payments [illegible]

Your insurance policy will follow [illegible] days [illegible]

Should you have any questions please [illegible]

Thank you for allowing us the opportunity to be of service.

Sincerely,
FOA & SON CORPORATION

[illegible] Kerr
Managing Associate
(212)432-1234 Ext. [illegible]
Fax: [illegible]
Email: [illegible]@foason.com